Exhibit 4.4

“2011 – Year of Decent Work, Health and Safety for Workers”

NOTICE

BUENOS AIRES, DECEMBER 21, 2011

To

AEROPUERTOS ARGENTINA 2000 S A

Mr. Ernesto GUTIÉRREZ CONTE

Honduras 5663 - 2o Floor

FEDERAL CAPITAL

The purpose of this notice is to inform you about the issuance of Resolution Nº 125, dated on December 21, 2011, by the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA), which provides as follows in Article 1: “To replace Article 2 of Resolution No. 60, dated on October 14, 2010, issued by the ORGANISMO REGULADOR DELSISTEMA NACIONAL DE AEROPUERTOS (ORSNA), which shall read as follows: “ARTICLE 2.- Pursuant to the provisions of Article 1 of ORSNA Resolution No. 60, dated on October 14, 2010, a rebalancing of the variables in the FINANCIAL PROJECTION OF INCOME AND EXPENSES OF THE CONCESSION (FPIE) is proposed, which shall be implemented through a rate variation of Regional and International Airport Terminal Usage Fees of SIXTEEN PER CENT (16%) and SEVENTEEN PERCENT (17%), respectively, and a FIFTEEN PERCENT (15%) increase in the Domestic Airport Terminal Usage Fee. Said variations are included in the FINANCIAL PROJECTION OF INCOME AND EXPENSES OF THE CONCESSION (FPIE), which is hereby attached as ANNEX I to the present decision.” Article 2 of said Resolution provides as follows: “To replace Article 5 of Resolution No. 60, dated on October 2010, issued by the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA), which shall read as follows: “To notify to the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES, by virtue of the provisions of Resolution N° 2000, dated December 19, 2005, issued by such Ministry, about the new Rate Schedule intended to achieve a rebalancing of the variables contained in the FINANCIAL PROJECTION OF INCOME AND EXPENSES for the CONCESSION (FPIE), through a rate variation of Regional and International Airport Terminal Usage Fees of SIXTEEN PERCENT (16%) and SEVENTEEN PERCENT (17%), respectively, and a FIFTEEN PER CENT (15%) increase in the Domestic Airport Terminal Usage Fee.”

It is expressly stated on the record that a duly certified copy of ORSNA Resolution No. 125/2011 is attached herewith, which has SEVEN (7) sheets of paper with writing on both sides of the page.

You are hereby duly notified.

[Illegible signature]
PATRICIO L. DUAHLDE
General Secretariat Unit
O.R.S.N.A.

Signature: [illegible]

Clarification: Alonso, Julieta

Date: 12/22/2011          Time: 12:05 p.m.

Av. Corrientes 441 * C1043AAE * Buenos Aires * Argentina * Ph: 4327-3328 / 4327-1046 * Fax: 4327-1340

“2011 – Year of Decent Work, Health and Safety for Workers”

[Each page of this document is duly initialized at the bottom, on the left.]

BUENOS AIRES, DECEMBER 21, 2011

Having reviewed File N° 69/2010 of the Registry of the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA), Decree N° 375, dated on April 24, 1997, ratified by Decree of Necessity and Urgency N° 842, dated on August 27, 1997; Decree N° 163, dated on February 11, 1998; Decree Nº 1799, dated on December 4, 2007; Resolution No. 2000, dated on December 19, 2005, issued by the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES; ORSNA Resolutions Nº 111, dated on December 30, 2008; No. 9, dated January 28, 2009; No. 10, dated on January 30, 2009 and No. 60, dated on October 14, 2010; and,

WHEREAS:

The abovementioned File deals with the Review of the FINANCIAL PROJECTION OF INCOME AND EXPENSES for the CONCESSION (FPIE), as of December 31, 2009.

ORSNA Resolution No. 60, dated on October 14, 2010 resolved: “To approve the Review of the FINANCIAL PROJECTION OF INCOME AND EXPENSES (FPIE) as of December 31, 2009, pursuant to the provisions of Paragraph 29 of Part Four of the Memorandum of Agreement for Concession Contract Adjustment, ratified by Decree Nº 1799/07 (Article 1).

Article 2 of the same Resolution provides as follows: “Pursuant to the provisions of the preceding Article, the rebalancing of the variables in the FINANCIAL PROJECTION OF INCOME AND EXPENSES OF THE CONCESSION (FPIE) is proposed (…) Said balance was expressed in the FINANCIAL PROJECTION OF INCOME AND EXPENSES OF THE CONCESSION (FPIE), which is hereby attached as Annex I to the present decision.”

“2011 – Year of Decent Work, Health and Safety for Workers”

Article 3 of the aforementioned Resolution provides as follows: “To keep the provisions of ORSNA Resolution Nº 10/09 related to the convenience and relevance of applying discounts to international aeronautical charges so that the resulting fee is equivalent to the one that would be obtained by applying a THIRTY PER CENT (30%) discount on the values provided for in Annex II of the Memorandum of Agreement approved by Decree 1799/2007, applying said resolution to those airlines that have complied with all payments.”

Article 4 of said Resolution provided that the next review shall assess, by using the methodology described therein, the economic impact of the discounts made to air operators, and the analysis of the related effectiveness in the framework of a punctual analysis of the matter, taking into account the responsibility of the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA) in terms of the application of paragraph 29.4 of the MEMORANDUM OF AGREEMENT.

Finally, Article 5 of the aforementioned Resolutions resolved: “To promote the conveyance to the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES (MPFIPyS, as per its acronym in Spanish) ─ by virtue of the provisions of Resolution N° 2000/05 issued by the MPFIPyS ─ of the Administrative Act Project intended to modify the current Rate Schedule, establishing the rebalancing of the variables contained in the FINANCIAL PROJECTION OF INCOME AND EXPENSES for the CONCESSION (FPIE) (…).”

Later, the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA) ─ aligned with federal policies promoted by the NATIONAL GOVERNMENT to foster air-commercial activities and the internal interconnection of the national territory ─ revised the rate increases proposed by ORSNA Resolution No. 60/2010, to limit the Domestic Airport Terminal Usage Fee to FIFTEEN PERCENT (15%), both for First Category Airports and other airports that are part of the National Airport System (NAS), compensating such reduction with an increase in the adjustment rate for International and Regional Airport Terminal Usage Fees.

“2011 – Year of Decent Work, Health and Safety for Workers”

Based on the need to rebalance the variables inherent to the FINANCIAL PROJECTION OF INCOME AND EXPENSES OF THE CONCESSION, approved by ORSNA Resolution No. 60/2010, it becomes necessary to reformulate the rate variations proposed in such measure.

In this regard, the proposed increase for the Domestic Airport Terminal Usage Fee would be FIFTEEN PERCENT (15%) of the current values.

As a result of the aforementioned, in order to keep the balance of the variables of the FINANCIAL PROJECTION OF INCOME AND EXPENSES OF THE CONCESSION, it becomes necessary to modify the proposed values in ORSNA Resolution No. 60/2010 for International and Regional Airport Terminal Usage Fees.

Therefore, International and Regional Airport Terminal Usage Fees shall be subject to the following rate variations: SEVENTEEN PERCENT (17%) and SIXTEEN PERCENT (16%), respectively.

As regards the economic-financial model embodied in Annex I of Article 2 of ORSNA Resolution No. 60/2010, although no changes have been made to the methodology or mathematical formulation thereof, it becomes necessary to adapt it to show the new proposed charges in the Projection.

On the other hand, it should be mentioned that any possible modification as regards the application of proposed increases shall be assessed at the First Ordinary meeting held.

The LEGAL DEPARTMENT has acted in exercise of its incumbent authority.

“2011 – Year of Decent Work, Health and Safety for Workers”

The ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA) has the corresponding authority to issue the present measure, pursuant to the provisions of Section 3 of the National Law of Administrative Procedures No. 19 549, Decree No. 375 of April 24, 1997 and other aforementioned regulations.

The matter was discussed at a Meeting of the Board of Directors held on December 21, 2011 and the undersigned was authorized to issue the present decision.

Therefore,

THE BOARD OF DIRECTORS OF THE ORGANISMO REGULADOR

DEL SISTEMA NACIONAL DE AEROPUERTOS

RESOLVES:

ARTICLE 1º.- To replace Article 2 of Resolution No. 60, dated on October 14, 2010, issued by the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA), which shall read as follows: “ARTICLE 2.- Pursuant to the provisions of Article 1 of ORSNA Resolution No. 60, dated on October 14, 2010, a rebalancing of the variables in the FINANCIAL PROJECTION OF INCOME AND EXPENSES OF THE CONCESSION (FPIE) is proposed, which shall be implemented through a rate variation of Regional and International Airport Terminal Usage Fees of SIXTEEN PERCENT (16%) and SEVENTEEN PER CENT (17%), respectively, and a FIFTEEN PERCENT (15%) increase in the Domestic Airport Terminal Usage Fee. Said variations are included in the FINANCIAL PROJECTION OF INCOME AND EXPENSES OF THE CONCESSION (FPIE), which is hereby attached as ANNEX I to the present decision.”

ARTICLE 2º.- To replace Article 5 of Resolution No. 60, dated on October 14, 2010, issued by the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA), which shall read as follows: “To notify to the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENT AND SERVICES, by virtue of the provisions of Resolution N° 2000, dated December 19, 2005, issued by such Ministry, about the new Rate Schedule intended to achieve a rebalancing of the variables contained in the FINANCIAL PROJECTION OF INCOME AND EXPENSES for the CONCESSION (FPIE), through a rate variation of Regional and International Airport Terminal Usage Fees of SIXTEEN PERCENT (16%) and SEVENTEEN PERCENT (17%), respectively, and a FIFTEEN PER CENT (15%) increase in the Domestic Airport Terminal Usage Fee.”

“2011 – Year of Decent Work, Health and Safety for Workers”

ARTICLE 3º.- Let these presents be filed and notified to the Concessionaire AEROPUERTOS ARGENTINA 2000 SOCIEDAD ANÓNIMA, the SECRETARIAT OF TRANSPORTATION and the MINISTRY OF FEDERAL PLANNING, PUBLIC INVESTMENTS AND SERVICES, enforced and filed.

ORSNA RESOLUTION Nº 125

[Illegible signature]
MANUEL BALADRÓN
PRESIDENT
ORGANISMO REGULADOR DEL
SISTEMA NACIONAL DE AEROPUERTOS
O.R.S.N.A.

“2011 – Year of Decent Work, Health and Safety for Workers”

ANNEX 1

In thousands of AR$ December 2009	1998-2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Aeronautical Revenues		576,504	566,599	513,846	649,547	1,020,822	1,059,477	1,098,254	1,137,901	1,177,955	1,219,301	1,261,001	1,303,875	1,347,555	1,392,025	1,437,265	1,483,258	1,529,981	1,577,410	1,625,521	1,674,287	1,724,515	1,776,251	220,547
Local parking fee		3,172	2,886	2,645	2,652	2,606	2,702	2,801	2,902	3,005	3,110	3,216	3,326	3,437	3,551	3,666	3,783	3,903	4,024	4,146	4,271	4,399	4,531	563
International parking fee		60,543	60,051	52,516	44,198	44,847	46,551	48,255	49,997	51,757	53,573	55,406	57,289	59,209	61,163	63,150	65,171	67,224	69,308	71,422	73,565	75,771	78,045	9,690
Local landing fee		8,222	7,783	6,875	7,296	7,770	8,057	8,352	8,653	8,958	9,272	9,590	9,916	10,248	10,586	10,930	11,280	11,635	11,996	12,362	12,732	13,114	13,508	1,677
International landing fee		165,710	156,151	141,144	122,858	144,104	149,580	155,055	160,652	166,307	172,145	178,032	184,085	190,252	196,530	202,918	209,411	216,008	222,704	229,496	236,381	243,473	250,777	31,138
Local Airport Terminal usage fee		35,992	32,415	28,808	73,801	123,252	127,812	132,490	137,273	142,105	147,093	152,123	157,296	162,565	167,930	173,387	178,936	184,572	190,294	196,098	201,981	208,040	214,281	26,606
Regional Airport Terminal usage fee		6,324	5,265	5,527	11,725	38,230	39,682	41,135	42,620	44,120	45,669	47,231	48,836	50,472	52,138	53,832	55,555	57,305	59,082	60,884	62,710	64,591	66,529	8,261
International Airport Terminal usage fee		292,605	298,290	273,151	383,402	655,642	680,556	705,465	730,932	756,661	783,220	810,006	837,546	865,604	894,169	923,229	952,773	982,785	1,013,251	1,044,155	1,075,480	1,107,745	1,140,977	141,669
Telescopic jet way usage fee		3,936	3,758	3,180	3,615	4,371	4,535	4,701	4,871	5,042	5,219	5,398	5,581	5,768	5,959	6,152	6,349	6,549	6,752	6,958	7,167	7,382	7,603	944
Non-aeronautical Revenues		353,451	394,686	398,394	507,555	841,268	879,872	925,196	950,918	990,646	1,034,147	1,077,881	1,127,546	1,160,733	1,210,591	1,260,840	1,304,508	1,369,036	1,414,438	1,467,696	1,519,437	1,579,771	1,640,669	205,291
Ground handling service		15,210	13,820	11,118	11,983	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	13,061	1,574
Fuel		26,926	26,871	30,159	21,427	26,299	27,285	28,284	29,305	30,336	31,401	32,475	33,579	34,704	35,849	37,014	38,199	39,402	40,624	41,863	43,118	44,412	45,744	5,680
Duty free shops		63,588	78,071	85,338	78,736	104,744	108,725	112,704	116,773	120,883	125,126	129,405	133,805	138,288	142.851	147,494	152,214	157,008	161,876	166,813	171,817	176,972	182,281	22,633
Fiscal warehouses (variable license fee : EDCADASSA)		30,923	33,306	32,413	152,968	404,608	424,839	446,081	468,385	491,804	516,394	542,214	569,324	597,791	627,680	659,064	692,017	726,618	762,949	801,097	841,152	883,209	927,370	117,382
Advertising		13,786	26,780	25,556	27,074	38,147	41,403	42,856	44,170	45,284	46,826	48,446	49,419	50,156	51,107	52,112	52,942	53,500	54,041	54,581	55,131	55,720	56,254	6,845
Parking		37,343	40,210	44,010	47,562	62,268	64,602	66,967	69,384	71,827	74,348	76,891	79,505	82,168	84,880	87,638	90,443	93,292	96,184	99,117	102,091	105,154	108,308	13,448
Catering		19,498	19,066	20,176	22,554	27,047	28,075	29,103	30,153	31,214	32,310	33,415	34,551	35,709	36,887	38,086	39,305	40,543	41,800	43,074	44,367	45,698	47,069	5,844
Rent		39,607	36,176	34,793	35,714	39,484	42,853	44,357	45,718	46,870	48,466	50,143	51,150	51,913	52,898	53,938	54,797	55,374	55,934	56,493	57,063	57,672	58,225	7,085
Counters & cute		8,625	8,362	7,363	6,693	9,227	9,573	9,923	10,282	10,644	11,017	11,394	11,781	12,176	12,578	12,987	13,402	13,824	14,253	14,688	15,128	15,582	16,050	1,993
Coffee shops		13,386	25,983	18,273	18,252	24,112	19,675	28,814	21,132	21,876	22,643	23,418	33,974	25,025	25,851	26,691	27,545	42,197	29,294	30,187	31,093	32,026	32,986	4,096
Services and stores		75,514	76,479	81,241	74,888	78,750	85,415	88,311	87,489	91,502	96,826	100,891	101,031	103,199	110,175	115,738	113,368	116,869	126,947	129,118	127,682	132,393	135,322	16,526
Expense reimbursement		9,043	9,563	7,953	9,704	13,519	14,366	14,735	15,067	15,345	15,728	16,127	16,365	16,544	16,774	17,016	17,215	17,348	17,476	17,604	17,735	17,873	17,999	2,185
Total Revenues		929,955	961,285	912,240	1,157,102	1,862,090	1,939,349	2,023,450	2,088,819	2,168,601	2,253,449	2,338,882	2,431,422	2,508,288	2,602,616	2,698,105	2,787,766	2,899,017	2,991,848	3,093,217	3,193,724	3,304,286	3,416,919	425,838
TCA Expenses		0	0	0	-82,331	-208,720	-219,156	-230,114	-241,619	-253,700	-266,385	-279,705	-293,690	-308,374	-323,793	-339,983	-356,982	-374,831	-393,573	-413,251	-433,914	-455,610	-478,390	-60,552
Personnel		-89,394	-106.502	-122,180	-143.361	-208,720	-210,285	-211,824	-213,353	-214,855	-216,364	-217,844	-219,325	-220,794	-222,252	-223,696	-225,128	-226,546	-227,951	-229,341	-230,717	-232,102	-233,494	-28,316
Public services		-29,373	-32,.026	-31,404	-34,733	-37,405	-39,746	-40,769	-41,686	-42,457	-43,517	-44,621	-45,278	-45,773	-46,410	-47,079	-47,629	-47,997	-48,353	-48,707	-49,067	-49,451	-49,799	-6,045
Maintenance		-123,381	-121,488	-108,632	-136,227	-177,247	-186,379	-191,512	-196,357	-200,765	-206,102	-211,579	-215,740	-219,425	-223,559	-227,810	-231,707	-235,045	-238,352	-241,654	-244,976	-248,412	-251,769	-30,758
Insurance		-6,009	-5,057	-4,357	-4,594	-4,814	-5,362	-5,613	-5,843	-6,039	-6,313	-6,605	-6,781	-6,916	-7,091	-7,277	-7,432	-7,536	-7,638	-7,739	-7,843	-7,955	-8,057	-983
Hired services		-39,015	-37,062	-29,057	-35,434	-50,516	-51,084	-51,645	-52,204	-52,756	-53,311	-53,858	-54,407	-54,954	-55,498	-56,039	-56,577	-57,112	-57,643	-58,171	-58,694	-59,222	-59,755	-7,268
FIRE-fighting and medical services		-27,682	-32,355	-36,176	-39,678	-67,194	-69,239	-70,398	-71,486	-72,474	-73,645	-74,833	-75,745	-76,556	-77,451	-78,363	-79,200	-79,922	-80,635	-81,343	-82,051	-82,778	-83,488	-10,150
Matrix		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
GATO		-13,949	-14,419	-13,684	-17,357	-37,256	-38,802	-40,484	-41,792	-43,389	-45,086	-46,795	-48,647	-50,185	-52,072	-53,983	-55,777	-58,002	-59,860	-61,888	-63,899	-66,111	-68,364	-8,520
Other operation expenses		-80,319	-86,645	-57,542	-121,410	-113,501	-118,022	-119,955	-121,672	-123,103	-125,059	-127,079	-128,270	-129,162	-130,305	-131,502	-132,479	-133,130	-133,758	-134,382	-135,014	-135,687	-136,294	-16,502
AEI (15% over total income}		-139,493	-144,193	-136,836	-173,565	-196,385	-204,533	-213,403	-220,297	-228,711	-237,659	-246,669	-256,429	-264,536	-274,484	-284,555	-294,011	-305,744	-315,534	-326,225	-336,825	-348,486	-360,364	-44,911
Mutual claim interests		-27,395	-24,387	-21,587	-19,236	-15,993	-15,077	-14,096	-13,048	-12,742	-12,306	-11,873	-11,444	-11,019	-10,598	-10,180	-8,485	-6,789	-5,092	-3,394	-1,694	7	1,709	3,413
Gross income		-37,198	-38.451	-36,490	-46,284	-74,484	-77,574	-80,938	-83,553	-86,744	-90,138	-93,555	-97,257	-100,332	-104,105	-107,924	-111,511	-115,961	-119,674	-123,729	-127,749	-132,171	-136,677	-17,034
Financial transfer tax		-4,650	-4,806	-4,561	-5,786	-15,470	-15,951	- 16,398	-15,209	-16,001	-16,604	-16,713	-17,126	-17,745	-18,363	-18,832	-19,190	-19,839	-20,392	-21,002	-21,626	-22,245	-22,910	-2,823
(Tax) Amortizations		-89,985	-87,275	-86,434	-66,238	-91,394	-122,818	-154,294	-159,966	-169,614	-175,440	-174,014	-169,998	-175,586	-181,159	-181,531	-179,132	-177,450	-178,584	-179,994	-182,599	-186,657	-196,751	0
Total expenditures		-707,844	-734,668	-688,939	-926,234	-1,299,100	-1,374,027	-1,441,442	-1,478,086	-1,523,350	-1,567,930	-1,605,744	-1,640,138	-1,681,358	-1,727,140	-1,768,755	-1,805,239	-1,845,905	-1,887,038	-1,930,818	-1,976,668	-2,026,880	-2,084,403	-230,450

Earnings before tax		222,111	226,617	223,300	230,868	562,990	565,322	582,008	610,733	645,251	685,519	733,138	791,283	826,931	875,476	929,350	982,527	1,053,111	1,104,811	1,162,399	1,217,055	1,277,406	1,332,516	195,389
Income tax		3,345	-63,590	-75,082	-119,551	-197,047	-197,863	-203,703	-213,757	-225,838	-239,932	-256,598	-276,949	-289,426	-306,417	-325,272	-343,884	-368,589	-386,684	-406,839	-425,969	-447,092	-466,381	-68,386
Earnings after tax		225,456	163,028	148,219	111,317	365,944	367,459	378,305	396,977	419,413	445,587	476,540	514,334	537,505	569,060	604,077	638,643	684,522	718,127	755,559	791,086	830,314	866,136	127,003
EDCADASSA dividends		34,138	31,876	18,948	16,609	0
(Tax) amortization adjustments		89,985	87,275	86,434	66,238	91,394	122,818	154,294	159,966	169,614	175,440	174,014	169,998	175,586	181,159	181,531	179,132	177,450	178,584	179,987	182,599	186,657	196,751	0
Mutual claim amortization		16,983	17,323	17,669	-101,463	-45,804	-49,069	-52,398	-15,284	-21,814	-21,633	-21,449	-21,260	-21,069	-20,873	-84,747	-84,806	-84,865	-84,926	-84,987	-85,051	-85,115	-85,180	-3,413
Work capital variation		150,943	-103,464	-161,601	101,542	17,454	-63,234	-4,647	-8,210	16,941	3,366	-25,687	-8,253	8,009	2,619	-6,282	-10,225	1,125	562	1,361	2,300	-1,506	-1,043	-64,381
Direct investment		-87,273	-99,909	-132,396	-179,202	-457,195	-444,998	-427,276	-105,090	-162,490	-174,123	-86,350	-53,816	-81,942	-88,457	-63,598	-25,426	-21,574	-19,942	-19,870	-23,605	-14,450	-12,195	0
AEI allocated to Investments (2.5%)		-23,249	-24,032	-22,806	-28,928	-32.731	-34,089	-35,567	-36.716-	-38,118-	-39,610-	-41,112-	-42,738	-44,089 -	-45,747 -	-47,426-	-49,002	-50,957	-52,589	-54,378	-56,138	-58,081	-60,061	-7,485
Total Investment		- 110,522	- 123,942	- 155,202	- 208,129	- 489,926	-479,087	-462,845	-141,806	-200,609	-213,733	-127,462	-96,554	-126,031	-134,204	-111,023	-74,428	-72,531	-72,531	-74,248	-79,743	-72,531	-72,256	-7,485
Net fund flow	-1,472,761	430,232	96,129	-22,727	15,041	-28,208	-67,023	48,277	428,359	421,664	428,638	517,068	601,003	618,090	643,508	630,982	697,318	756,659	792,405	832,049	867,330	915,900	964,468	59,208